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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72598, 33-72600, 33-72602, 33-90722 and
333-62633) of Aviall, Inc. of our report dated February 11, 2002, except as to the issuance of convertible preferred stock and warrants described in Note 19, which is as of March 15, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP

Dallas, Texas
March 27, 2002